                                                                    Exhibit 3.35


                            CERTIFICATE OF FORMATION
                                       OF
                               NEW-U STUDIOS LLC


                            _______________________


     This Certificate of Formation of New-U Studios LLC (the "LLC") dated as of February 5, 1998, is being duly executed and filed by David C. McBride, Esquire, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

     1. NAME. The name of the limited liability company formed hereby is New-U Studios, LLC.

     2. REGISTERED OFFICE. The address of the registered office of the limited liability company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

     3. REGISTERED AGENT. The name and address of the registered agent for service of process on LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                        By: /s/ David C. McBride
                                            ___________________________
                                            David C. McBride
                                            Authorized Person

                            CERTIFICATE OF AMENDMENT

                                       OF

                              NEW-U STUDIOS LLC

         1. The name of the limited liability company is New-U Studios LLC.

         2. The Certificate of Formation of the limited liability company is hereby amended as follows:

                  Article I is hereby amended and restated to read in its entirety as follows:

         1. NAME. The name of the limited liability company is Studios USA LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of New-U Studios LLC this 1st day of April, 1998.


                                        By:  /s/ Melissa Leffler
                                             ___________________________________
                                             Melissa Leffler
                                             Manager